Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333‑199745 on Form S‑8 of our report dated June 2, 2016, relating to the consolidated financial statements of Boot Barn Holdings, Inc., appearing in this Annual Report on Form 10‑K of Boot Barn Holdings, Inc. for the year ended March 26, 2016.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 2, 2016